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                                                                    EXHIBIT 11.1

                            THE FOOTHILL GROUP, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                             1994          1993          1992
                                                          -----------   -----------   -----------
Primary:
  Income from continuing operations.....................  $31,076,000   $20,823,000   $12,134,000
  Preferred stock dividends.............................     (270,000)     (270,000)     (277,000)
  Income (loss) from discontinued operations............           --    (1,579,000)      563,000
  Extraordinary items...................................           --      (561,000)     (552,000)
                                                          -----------   -----------   -----------
  Income for primary calculation........................  $30,806,000   $18,413,000   $11,868,000
                                                          ===========   ===========   ===========
  Weighted average number of common shares
     outstanding........................................    16,516,00    16,262,000    13,326,000
  Effect of dilutive stock options......................      338,000       421,000       404,000
                                                          -----------   -----------   -----------
  Number of common shares used in computation...........   16,854,000    16,683,000    13,730,000
                                                          ===========   ===========   ===========
Per share:
  Income from continuing operations.....................  $      1.83   $      1.23   $      0.89
  Income (loss) from discontinued operations............           --         (0.09)         0.04
  Extraordinary items...................................           --         (0.03)        (0.04)
                                                          -----------   -----------   -----------
  Net income............................................  $      1.83   $      1.11   $      0.89
                                                          ===========   ===========   ===========
Fully diluted:
  Income from continuing operations.....................  $31,076,000   $20,823,000   $12,134,000
  Interest expense avoided on assumed conversion of 9.5%
     debentures.........................................           --            --     1,003,000
  Tax benefit lost due to assumed conversion............           --            --      (401,000)
  Income (loss) from discontinued operations............           --    (1,579,000)      563,000
  Extraordinary items...................................           --      (561,000)     (552,000)
                                                          -----------   -----------   -----------
  Income for fully diluted calculation..................  $31,076,000   $18,683,000   $12,747,000
                                                          ===========   ===========   ===========
  Weighted average number of shares outstanding.........   16,516,000    16,262,000    13,326,000
  Shares issued upon assumed conversion of convertible
     preferred stock....................................      667,000       667,000       667,000
  Shares issued upon assumed conversion of 9.5%
     debentures.........................................           --            --     1,240,000
  Effect of dilutive stock options......................      344,000       434,000       417,000
                                                          -----------   -----------   -----------
  Number of shares used in computation..................   17,527,000    17,363,000    15,650,000
                                                          ===========   ===========   ===========
Per share:
  Income from continuing operations.....................  $      1.77   $      1.20   $      0.81
  Income (loss) from discontinued operations............           --         (0.09)         0.04
  Extraordinary items...................................           --         (0.03)        (0.03)
                                                          -----------   -----------   -----------
  Net income............................................  $      1.77   $      1.08   $      0.82
                                                          ===========   ===========   ===========